Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1.
Registration Statement (Form S-8 No. 333-233452) pertaining to the 2016 Stock Incentive Plan, as amended, 2019 Stock Incentive Plan, and 2019 Employee Stock Purchase Plan of Fulcrum Therapeutics, Inc.;
2.
Registration Statement (Form S-8 No. 333-236910) pertaining to the 2019 Stock Incentive Plan and 2019 Employee Stock Purchase Plan of Fulcrum Therapeutics, Inc.;
3.
Registration Statement (Form S-1 No. 333-239353) and related Prospectus of Fulcrum Therapeutics, Inc. (as amended by Form S-3/A No. 333-239353);
4.
Registration Statement (Form S-8 No. 333-253862) pertaining to the 2019 Stock Incentive Plan and 2019 Employee Stock Purchase Plan of Fulcrum Therapeutics, Inc.,
5.
Registration Statement (Form S-8 No. 333-262356) pertaining to the 2019 Stock Incentive Plan, 2019 Employee Stock Purchase Plan, and Inducement Stock Option Awards (September 2021 – January 2022) of Fulcrum Therapeutics, Inc.;
6.
Registration Statement (Form S-8 No. 333-263249) pertaining to 2022 Inducement Stock Incentive Plan, and Inducement Stock Option Award, as amended (February 2022) of Fulcrum Therapeutics, Inc.; and
7.
Registration Statement (Form S-8 No. 333-270385) pertaining to the 2019 Stock Incentive Plan, 2019 Employee Stock Purchase Plan, and Inducement Stock Incentive Plan, as amended, of Fulcrum Therapeutics, Inc.

of our report dated February 27, 2024, with respect to the consolidated financial statements of Fulcrum Therapeutics, Inc. included in this Annual Report (Form 10-K) of Fulcrum Therapeutics, Inc. for the year ended December 31, 2023.

/s/ Ernst & Young LLP

Boston, Massachusetts

February 27, 2024